Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Gastar Exploration Inc.
Houston, Texas

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (File No.. 333-193832) and Form S-8 (File Nos. 333-197356 and 333-193787) of Gastar Exploration Inc. of our reports dated March 12, 2015, relating to the consolidated financial statements of Gastar Exploration Inc., and the effectiveness of Gastar Exploration Inc.’s internal control over financial reporting, which appear in this Form 10-K.

BDO USA, LLP
Dallas, TX
March 12, 2015